EXHIBIT 99.1
FOR IMMEDIATE RELEASE
ARKANSAS BEST CORPORATION
ANNOUNCES SECOND QUARTER 2009 RESULTS
          (Fort Smith, Arkansas, July 22, 2009) — Arkansas Best Corporation (Nasdaq: ABFS) today announced a second quarter 2009 net loss of $15.4 million, or $0.62 per diluted share, compared to net income of $16.2 million, or $0.63 per diluted share, in the second quarter of 2008.
          “The effects of lower freight levels and a competitive pricing environment that has intensified since the first quarter were the main challenges faced by our company in the second quarter. In addition, our results were affected by unusual increases in nonunion healthcare and pension, workers’ compensation and third-party casualty insurance claims costs versus last year,” said Robert A. Davidson, Arkansas Best President and Chief Executive Officer. “However, despite the continuation of the severe economic recession that is unlike any we have seen before, we remain focused on cost control, managing yields in a difficult environment and maintaining the high level of overall customer service that will ensure our long-term success.”
Arkansas Best Corporation
Second Quarter 2009
•	Revenue of $362.6 million, a per day decrease of 26.7% from prior year quarter of $498.5 million

•	Net loss of $0.62 per diluted share compared to net income of $0.63 per diluted share in the prior year period.

•	Includes $0.12 per share of additional costs associated with nonunion healthcare and pension, workers’ compensation and third-party casualty insurance claims compared to prior year quarter.

ABF Freight System, Inc.®
Second Quarter 2009
•	Revenue of $343.8 million compared to $479.5 million in 2008, a per-day decrease of 27.7%

•	Tonnage per day decrease of 17.0% versus 2008

•	Total billed revenue per hundredweight of $23.81 compared to $27.40, a decrease of 13.1%, that is mainly attributable to the steep decline in fuel surcharge compared to the second quarter of 2008

•	Operating loss of $26.8 million compared to operating income of $25.5 million in 2008

•	Operating ratio of 107.8% compared to 94.7% in 2008

•	Nonunion healthcare and pension, workers’ compensation and third-party casualty insurance claims added 3.0 points to the operating ratio compared to the prior year period
          “ABF continues to manage its network resources, especially labor and equipment, to the level of freight moving throughout its network. As needed, additional reductions in system resources and costs have been made in the last few months,” said Mr. Davidson. “Though success in our business requires us to efficiently manage costs, we do so carefully in order to preserve our ability to meet specific customer requirements and to offer unique value in the marketplace. Our solid financial position provides the necessary flexibility to take a long-term approach to customer relationships, even in the midst of the current, challenging environment.”
          The recessionary economy and lower freight levels have resulted in increased pressure on industry pricing during the second quarter. In every pricing decision, ABF seeks to be reasonably compensated for the high level of service and safe, dependable cargo care it offers. The current economic environment makes that challenging. As it has always done, ABF continues to make pricing decisions on the basis of individual account profitability.
     “We are fortunate to have a solid financial position during this prolonged recessionary period. Our on-going financial strength gives us the foundation to navigate through this difficult time while offering the opportunity to achieve our long-term goals when things finally improve,” said Mr. Davidson. “In the meantime, we will strive to weather this storm while serving our customers with a high level of service that distinguishes us throughout the LTL industry.”

Conference Call
          Arkansas Best Corporation will host a conference call with company executives to discuss the 2009 second quarter results. The call will be today, Wednesday, July 22, at 11:00 a.m. ET (10:00 a.m. CT). Interested parties are invited to listen by calling (877) 275-1257 or (706) 634-6529 (for international callers). Following the call, a recorded playback will be available through the end of the day on Friday, August 14, 2009. To listen to the playback, dial (800) 642-1687 or (706) 645-9291 (for international callers). The conference call ID for the playback is 18323953. The conference call and playback can also be accessed, through Friday, August 14, on Arkansas Best’s website at arkbest.com.
Company Description
          Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a transportation holding company. ABF Freight System, Inc., Arkansas Best’s largest subsidiary, has been in continuous service since 1923. ABF provides transportation of less-than-truckload (“LTL”) general commodities throughout North America. More information is available at arkbest.com and abf.com.
Forward-Looking Statements
          The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this press release that are not based on historical facts are “forward-looking statements.” Terms such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “predict,” “prospects,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk, including, but not limited to, current adverse economic conditions; the impact of any limitations on our customers’ access to adequate financial resources; availability and cost of capital; shifts in market demand; weather conditions; the performance and needs of industries served by Arkansas Best Corporation’s subsidiaries; future costs of operating expenses such as fuel and related taxes; self-insurance claims and insurance premium costs; relationships with employees, including unions; union and nonunion employee wages and benefits, including changes in required contributions to multiemployer pension plans; governmental regulations and policies; costs of continuing investments in technology; the timing and amount of capital expenditures; the cost, integration and performance of any future acquisitions; competitive initiatives, pricing pressures and the effect of volatility in fuel prices and the associated changes in fuel surcharges on securing increases in base freight rates; and other financial, operational and legal risks and uncertainties detailed from time to time in Arkansas Best Corporation’s Securities and Exchange Commission (“SEC”) public filings.
          The following tables show financial data and operating statistics on Arkansas Best Corporation and its subsidiary companies.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30		June 30
	2009	2008	2009	2008
		(Unaudited)
	($ thousands, except share and per share data)

OPERATING REVENUES	$362,635	$498,514	$702,312	$946,025

OPERATING EXPENSES AND COSTS	389,932	472,832	758,211	907,191

OPERATING INCOME (LOSS)	(27,297)	25,682	(55,899)	38,834

OTHER INCOME (EXPENSE)
Interest and dividend income	803	1,448	1,733	3,267
Interest expense and other related financing costs	(344)	(336)	(685)	(675)
Other, net	1,313	18	232	(493)

	1,772	1,130	1,280	2,099

INCOME (LOSS) BEFORE INCOME TAXES	(25,525)	26,812	(54,619)	40,933

FEDERAL AND STATE INCOME TAXES
Current (benefit) provision	(2,805)	15,040	(22,213)	20,241
Deferred (benefit) provision	(7,277)	(4,383)	1,194	(4,007)

	(10,082)	10,657	(21,019)	16,234

NET INCOME (LOSS)	$(15,443)	$16,155	$(33,600)	$24,699

EARNINGS (LOSS) PER SHARE(1)
Basic	$(0.62)	$0.63	$(1.35)	$0.97
Diluted	(0.62)	0.63	(1.35)	0.96

AVERAGE COMMON SHARES OUTSTANDING
Basic	25,043,815	24,968,217	25,042,874	24,923,105
Diluted	25,043,815	25,146,822	25,042,874	25,070,722

CASH DIVIDENDS DECLARED AND PAID PER COMMON SHARE	$0.15	$0.15	$0.30	$0.30

(1)	Effective January 1, 2009, the Company adopted FASB Staff Position No. EITF 03-6-1, Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities, which required retrospective adjustment of earnings per share for prior periods.

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30	December 31
	2009	2008
	(Unaudited)	Note
	($ thousands, except share data)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$62,318	$100,880
Short-term investment securities	129,049	117,855
Accounts receivable, less allowances (2009 — $3,676; 2008 — $3,513)	120,226	111,452
Other accounts receivable, less allowances (2009 — $978; 2008 — $1,001)	6,006	6,611
Prepaid expenses	9,907	10,670
Deferred income taxes	36,967	36,079
Prepaid and refundable income taxes	24,214	17,661
Other	6,610	6,982

TOTAL CURRENT ASSETS	395,297	408,190

PROPERTY, PLANT AND EQUIPMENT
Land and structures	239,849	235,861
Revenue equipment	504,357	514,503
Service, office and other equipment	154,412	150,524
Leasehold improvements	21,625	21,697

	920,243	922,585
Less allowances for depreciation and amortization	486,484	473,010

	433,759	449,575

OTHER ASSETS	52,843	50,636

GOODWILL	66,530	63,897

	$948,429	$972,298

Note: The balance sheet at December 31, 2008 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS — continued

	June 30	December 31
	2009	2008
	(Unaudited)	Note
	($ thousands, except share data)

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft and drafts payable	$11,953	$15,189
Accounts payable	63,991	51,646
Income taxes payable	164	758
Accrued expenses	155,183	147,540
Current portion of long-term debt	139	159

TOTAL CURRENT LIABILITIES	231,430	215,292

LONG-TERM DEBT, less current portion	1,657	1,457

PENSION AND POSTRETIREMENT LIABILITIES	77,966	89,472

OTHER LIABILITIES	18,773	17,314

DEFERRED INCOME TAXES	28,338	24,017

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, authorized 70,000,000 shares; issued 2009: 26,722,086 shares; 2008: 26,702,222 shares	267	267
Additional paid-in capital	271,454	268,396
Retained earnings	430,020	471,360
Treasury stock, at cost, 1,677,932 shares	(57,770)	(57,770)
Accumulated other comprehensive loss	(53,706)	(57,507)

TOTAL STOCKHOLDERS’ EQUITY	590,265	624,746

	$948,429	$972,298

Note: The balance sheet at December 31, 2008 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30
	2009	2008
	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income (loss)	$(33,600)	$24,699
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	37,916	38,462
Other amortization	147	147
Pension settlement expense	158	1,093
Share-based compensation expense	3,173	3,006
Provision for losses on accounts receivable	1,911	656
Deferred income tax (benefit) provision	1,194	(4,007)
Gain on sales of assets	(961)	(2,323)
Excess tax benefits from share-based compensation	—	(657)
Changes in operating assets and liabilities:
Receivables	(7,620)	(14,726)
Prepaid expenses	926	1,236
Other assets	534	4,947
Accounts payable, taxes payable, accrued expenses and other liabilities (1)	(1,661)	6,412

NET CASH PROVIDED BY OPERATING ACTIVITIES	2,117	58,945

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of capital leases (1)	(12,730)	(16,067)
Proceeds from asset sales	2,922	12,758
Purchases of short-term investment securities	(75,288)	(19,225)
Proceeds from sales of short-term investment securities	64,095	78,604
Business acquisition, net of cash acquired	(4,873)	—
Capitalization of internally developed software and other	(2,621)	(2,547)

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	(28,495)	53,523

FINANCING ACTIVITIES
Payments on long-term debt	(1,360)	(143)
Net change in bank overdraft	(3,236)	3,892
Payment of common stock dividends	(7,740)	(7,649)
Excess tax benefits from share-based compensation	—	657
Proceeds from the exercise of stock options and other	152	2,870

NET CASH USED BY FINANCING ACTIVITIES	(12,184)	(373)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(38,562)	112,095
Cash and cash equivalents at beginning of period	100,880	93,805

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$62,318	$205,900

(1)	Does not include $5.4 million and $7.9 million of equipment which was received but not yet paid for at June 30, 2009 and 2008, respectively.

ARKANSAS BEST CORPORATION
FINANCIAL STATEMENT OPERATING SEGMENT DATA,
OPERATING RATIOS

	Three Months Ended				Six Months Ended
		June 30				June 30
	2009		2008		2009		2008
	(Unaudited)
	($ thousands)
OPERATING REVENUES
ABF Freight System, Inc.(1)	$343,805		$479,522		$666,918		$907,269
Other revenues and eliminations	18,830		18,992		35,394		38,756

Total consolidated operating revenues	$362,635		$498,514		$702,312		$946,025

OPERATING EXPENSES AND COSTS

ABF Freight System, Inc.(1)
Salaries, wages and benefits	$245,226	71.3%	$273,792	57.1%	$478,723	71.8%	$531,515	58.6%
Fuel, supplies and expenses	52,733	15.3	97,030	20.2	103,261	15.5	178,888	19.7
Operating taxes and licenses	10,553	3.1	11,959	2.5	21,067	3.2	23,898	2.6
Insurance	6,417	1.9	5,415	1.1	9,920	1.5	10,247	1.1
Communications and utilities	3,563	1.0	3,682	0.8	7,534	1.1	7,692	0.8
Depreciation and amortization	17,861	5.2	18,461	3.8	36,471	5.5	37,017	4.1
Rents and purchased transportation	32,357	9.4	42,448	8.9	60,243	9.0	78,469	8.6
Gain on sale of property and equipment	(244)	(0.1)	(451)	(0.1)	(961)	(0.1)	(2,326)	(0.3)
Other	2,161	0.7	1,655	0.4	4,325	0.5	3,458	0.6

	370,627	107.8%	453,991	94.7%	720,583	108.0%	868,858	95.8%

Other expenses and eliminations	19,305		18,841		37,628		38,333

Total consolidated operating expenses and costs	$389,932		$472,832		$758,211		$907,191

OPERATING INCOME (LOSS)
ABF Freight System, Inc.(1)	$(26,822)		$25,531		$(53,665)		$38,411
Other income (loss) and eliminations	(475)		151		(2,234)		423

Total consolidated operating income (loss)	$(27,297)		$25,682		$(55,899)		$38,834

(1)	Includes U.S., Canadian, and Puerto Rican operations of ABF affiliates.

ABF FREIGHT SYSTEM, INC.
OPERATING STATISTICS

	Three Months Ended June 30			Six Months Ended June 30
	2009	2008	% Change	2009	2008	% Change

Workdays	63.5	64.0		126.0	127.5

Billed Revenue (1) / CWT	$23.81	$27.40	(13.1)%	$23.83	$26.88	(11.3)%

Billed Revenue (1) / Shipment	$310.19	$367.98	(15.7)%	$307.23	$351.30	(12.5)%

Shipments	1,114,148	1,311,907	(15.1)%	2,178,473	2,600,198	(16.2)%

Tonnage (tons)	725,835	880,865	(17.6)%	1,404,532	1,698,996	(17.3)%

Tons/Day	11,430	13,764	(17.0)%	11,147	13,325	(16.4)%

(1)	Billed Revenue does not include revenue deferral required for financial statement purposes under the company’s revenue recognition policy.
Includes U.S., Canadian and Puerto Rican operations of ABF affiliates.

Contact:	Ms. Judy R. McReynolds, Senior Vice President, Chief Financial Officer and Treasurer Telephone: (479) 785-6281

Mr. David Humphrey, Director of Investor Relations Telephone: (479) 785-6200
END OF RELEASE